CHANGE IN CONTROL AGREEMENT
THIS CHANGE IN CONTROL AGREEMENT (this “Agreement”) is entered into effective as of , 202__ (the “Effective Date”), by and between Central Valley Community Bank, a California banking corporation (the “Bank”), and _______________________ (the “Executive”).
W I T N E S S E T H:
WHEREAS, Executive is currently employed as the [ ] of the Bank and is an integral part of its management;
WHEREAS, the Bank considers it to be in the best interests of the Bank and its sole shareholder, Central Valley Community Bancorp, a California corporation (the “Parent”), to foster the continuous employment of key management personnel such as Executive;
WHEREAS, the Bank recognizes that the possibility of a change in control of the Bank will cause uncertainty and distract the Executive from his assigned duties to the detriment of the Bank and its stockholders;
WHEREAS, the Bank is concerned that, without an agreement relating to Executive’s severance in the event of a change in control, Executive may not be incented to stay and fulfill Executive’s assigned duties during the period prior to or after a change in control; and
WHEREAS, the Board of Directors of the Bank (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the Executive’s continued attention and dedication to the Executive’s assigned duties in the event of a change in control of the Bank.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the Executive and the Bank, intending to be legally bound, hereby agree as follows:
Section 1.Definitions
The following terms shall have the meanings set forth below whenever used herein:
(a)“Affiliate” shall mean a person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, a specified person, including with respect to the Bank, without limitation, Parent.
(b)“Base Salary” shall mean the greater of: (i) the amount Executive was entitled to receive as salary on an annualized basis immediately prior to termination of Executive’s employment, and (ii) the amount Executive was entitled to receive as salary on an annualized basis immediately prior to a Change in Control (except that if the Change in Control occurs in a different calendar year than when such Change in Control is announced, such amount shall be the greater of (A) the amount Executive was entitled to receive as salary on an annualized basis immediately prior to a Change in Control and (B) the amount Executive was entitled to receive as salary on an annualized basis immediately prior to the announcement of a Change in Control), but in either case (x) including any amounts deferred pursuant to any deferred compensation program or contributions to the Bank’s 401(k) Retirement Savings Plan and (y) excluding all annual cash performance awards (or equivalent award for annual performance), bonuses, overtime, long-term equity incentive awards, welfare benefit premium reimbursements and incentive compensation, payable by the Bank as consideration for the Executive’s services.
(c)
(d)“Beneficial Owner” shall mean the beneficial owner of a security as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(e)“Bonus” shall mean the greater of: (i) the target payment amount under the Bank’s annual cash incentive award program (or equivalent award for annual performance) that was communicated to the Executive by the Board for the year in which the Executive’s employment is terminated, and (ii) the target payment amount under the Bank’s annual cash incentive award program (or equivalent award for annual performance) that was communicated to the Executive by the Board for the year in which the Change in Control occurs (except that if the Change in Control occurs in a different calendar year than when such Change in Control is announced, such amount shall be the greater of (A) the target payment amount under the Bank’s annual cash incentive award program (or equivalent award for annual performance) that was communicated to the Executive by the Board for the year in which the Change in Control occurs and (B) the target payment amount under the Bank’s annual cash incentive award program (or equivalent award for annual performance) that was communicated to the Executive by the Board for the year in which the Change in Control was executed).
(f)“Cause” shall have the same meaning as such term in any effective individual employment agreement that the Executive has entered into with the Bank; provided, however, that in the event that the Executive does not have such an employment agreement or such an employment agreement does not define the term “Cause,” then “Cause” shall mean the Executive’s (i) engagement in any act of negligence, recklessness, or willful misconduct on a matter that is not inconsequential, as reasonably determined by the Board in good faith or material violation of any duty of loyalty to the Bank or its Affiliates, (ii) conviction by, or a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for (A) any felony, or (B) any crime of moral turpitude, or (iii) commission of an act of fraud, embezzlement or dishonesty. For purposes hereof, no act or failure to act, on the Executive’s part, shall be deemed “Cause” if the Executive reasonably believed such acts or omissions were in the best interests of the Bank.
(g)“Change in Control” shall mean the occurrence of one (1) of the following:
(i) A “change in the ownership in Parent” which shall occur on the date that any one (1) Person, or more than one (1) Person acting as a group, becomes the Beneficial Owner of stock in Parent that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Parent; provided, however, if any one (1) Person or more than one (1) Person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of Parent, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership in Parent” (or to cause a “change in the effective control of Parent” within the meaning of clause (ii) below) and an increase of the effective percentage of stock owned by any one (1) Person, or Persons acting as a group, as a result of a transaction in which Parent acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any Executive benefit plan (or related trust) sponsored or maintained by Parent or any entity controlled by Parent, (B) any acquisition by investors (immediately prior to such acquisition) in Parent for financing purposes, as determined by the Board in its sole discretion, (C) any acquisition or merger with an entity owned, directly or indirectly, by stockholders of Parent in substantially the same proportions as their ownership of Parent, or (D) an underwriter temporarily holding securities pursuant to an offering of such securities. This clause (i) applies only when there is a transfer of the stock of Parent (or issuance of stock) and stock in Parent remains outstanding after the transaction;
(ii) A “merger of Parent” which shall occur on the date any merger, organization, business combination or consolidation of Parent or one (1) of its subsidiaries with or into any other bank holding company or bank is consummated, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of Parent outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of Parent or the surviving bank or the parent of such surviving bank;
(iii) A “change in the effective control of Parent” which shall occur on the date that either (A) any one (1) Person, or more than one (1) Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of Parent possessing 35% or more of the total voting power of the stock of Parent, except for (1) any acquisition by any Executive benefit plan (or related trust) sponsored or maintained by Parent or any entity controlled by Parent, or (2) any acquisition by investors (immediately prior to such acquisition) in Parent for financing purposes, as determined by the Board in its sole discretion, (3) any acquisition or merger with an entity owned, directly or indirectly, by stockholders of Parent in substantially the same proportions as their ownership of Parent, or (4) an underwriter temporarily holding securities pursuant to an offering of such securities; or (B) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of Parent,” if any one (1) Person, or more than one (1) Person acting as a group, is considered to effectively control Parent within the meaning of this clause (ii), the acquisition of additional control of Parent by the same Person or Persons is not considered a “change in the effective control of Parent,” or to cause a “change in the ownership in Parent” within the meaning of clause (i) above; or

(iv) A “change in the ownership of a substantial portion of Parent’s assets” which shall occur on the date that any one (1) Person, or more than one (1) Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets of Parent that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of Parent immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Parent, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of Parent immediately after the transfer, as provided in guidance issued pursuant to the Non-Qualified Deferred Compensation Rules, shall not constitute a Change in Control; provided, however, that in the event any payment due to Executive under this Agreement would also constitute “deferred compensation” within the meaning of the Nonqualified Deferred Compensation Rules, either by design or due to a subsequent modification in the terms of such payment or as a result in a change in the law occurring after the Effective Date, then to the extent such payment is not exempt from the Nonqualified Deferred Compensation Rules by an applicable exemption, the term “Change in Control” shall mean an event that constitutes not only one (1) of the Change in Control events described in subsections (i) through (iv) above, but also constitutes a “change in control” within the meaning of the Nonqualified Deferred Compensation Rules. For purposes of the definition of a “Change in Control” under this Agreement, the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, Parent stock underlying unvested stock options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds such stock options. In addition, for purposes of the definition of a “Change in Control” under this Agreement, “Parent” includes (x) Parent, (y) the entity for whom the Executive performs services, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of Parent or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Bank or the entity identified in (y) above.
(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)“Disability” shall mean an inability to perform the Executive’s material services for the Bank for a period of ninety (90) consecutive days or a total of one hundred eighty (180) days, during any three hundred sixty five (365) day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician reasonably satisfactory to both the Executive (or his guardian) and the Bank, provided that the Executive (or his guardian) and the Bank do not agree on a physician, the Executive and the Bank shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties. Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Executive by the Bank shall conclusively establish the Executive’s Disability.

(i)“Good Reason” shall mean, without the express written consent of the Executive, the occurrence of any of the following:
(i) the material reduction or diminution in the Executive’s authority, duties or responsibilities with the Bank (or any Affiliate of Bank or any successor thereof), including, but not limited to, the continuous assignment of Executive of any duties materially inconsistent with Executive’s position with the Bank (or any Affiliate of Bank or any successor thereof), or a material negative change in the nature or status of Executive’s responsibilities or the conditions of Executive’s employment with the Bank (or any Affiliate of Bank or any successor thereof) from those in effect immediately prior to the Change in Control;
(ii) a material reduction in Executive’s annualized cash and benefits compensation opportunity, which shall include Executive’s base compensation, Executive’s annual target bonus opportunity and Executive’s aggregate Executive benefits, as in effect immediately prior to a Change in Control; or
(iii) the relocation of the Executive to an office or location which would increase his daily commute distance by more than fifty (50) miles (one-way) from the location at which the Executive normally performed Executive’s services immediately prior to the occurrence of a Change in Control, except for travel reasonably required in the performance of the Executive’s responsibilities or the Executive being required to travel away from his office in the course of discharging the his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of the Executive prior to the Change in Control.
Notwithstanding the foregoing, in the case of the Executive’s allegation that his Employment was terminated for Good Reason: (A) Executive shall provide notice to the Bank of the event alleged to constitute a Good Reason termination within ninety (90) days of the occurrence of such event, and (B) the Bank shall be given the opportunity to remedy the alleged Good Reason termination event within ten (10) calendar days from receipt of notice of such allegation.
(j)“Nonqualified Deferred Compensation Rules” shall mean the limitations and requirements set forth in section 409A of the Code, the regulations promulgated thereunder, and any additional guidance issued by the Internal Revenue Service related thereto.
(k)“Person” shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization.
(l)“Plans” shall mean the Central Valley Community Bancorp 2015 Omnibus Incentive Plan, and any other equity incentive compensation plans adopted by Parent following the Effective Date of this Agreement.
(m)“Protection Period” shall mean the twelve (12) month period commencing on the date that the Change in Control occurs.

(n)“Termination Event” shall mean the Executive’s Termination of Employment either:
(i) by the Bank or its successor without Cause, excluding terminations due to the Executive’s death or Disability;
(ii) by the Bank or its successor as a condition to the consummation of (or entry into, provided the transaction is consummated) the Change in Control transaction; or
(iii) by the Executive for Good Reason.
(o)“Termination of Employment” shall mean the Executive’s “separation from service” with the Bank within the meaning of Treas. Reg. § 1.409A-1(h)(1)(ii).
Section 2.Term of Agreement
(a)Term. This Agreement is effective on the Effective Date and, unless sooner terminated by Executive pursuant to Section 2(b) of this Agreement, shall remain in full force and effect until (i) Executive’s Termination of Employment, if such Termination of Employment (A) occurs prior to a Change in Control, (B) is by Executive without Good Reason, or (C) is by the Bank for Cause; (ii) the end of the Protection Period following a Change in Control, if the Executive has not had a Termination of Employment prior to the end of such Protection Period unless extended by mutual agreement; and (iii) the date that the Bank has fully performed its obligations under Section 3 of this Agreement, if Executive suffers or experiences a Termination Event during the Protection Period following the Change in Control (the “Term”).
(b)Executive Termination. Upon written notice at any time prior to the expiration of this Agreement, Executive may terminate this Agreement without any further liability to, or by, the Bank.
(c)Survival. Notwithstanding the expiration of the Term or other termination of this Agreement, (i) Sections 4(a), 4(c), 5(d) and 5(k) of this Agreement shall survive any expiration or termination of this Agreement, (ii) unless this Agreement is terminated by Executive pursuant to Section 2(b) of this Agreement, Section 4(b) of this Agreement shall survive any expiration or termination of this Agreement, and (iii) if a Change in Control shall occur prior to the expiration of the Term or other termination of this Agreement, the terms of this Agreement shall survive to the extent necessary to enable Executive to enforce his rights under Section 3 of this Agreement.
Section 3.Severance Benefits
(a)Termination due to a Termination Event. In the event that the Executive’s employment with the Bank or its successor is terminated due to the occurrence of a Termination Event during the Protection Period following a Change in Control, the Executive shall be entitled to the following payments and other benefits:
(i) The Bank shall pay to the Executive a lump sum cash amount equal to the sum of (A) the Executive’s accrued and unpaid salary as of his date of termination plus (B)

reimbursement for all expenses reasonably and necessarily incurred by the Executive (in accordance with Bank policy) prior to termination in connection with the business of the Bank plus (C) any accrued vacation pay, to the extent not theretofore paid plus (D) any amounts vested, but unpaid, prior to termination for annual cash performance awards (or equivalent award for annual performance) plus (E) the Executive’s annual cash incentive award or (or equivalent award for annual performance) pro-rated of the number of days the Executive was employed by the Bank or its Affiliates during the calendar year in which the Executive’s Termination of Employment occurs plus (F) payments for any other benefits which have vested or accrued prior to Executive’s Termination of Employment. This amount shall be paid within ten (10) days of the Executive’s Termination of Employment, or pursuant to the time set forth in the applicable plan document from which any vested benefits shall be paid, as applicable.
(ii) Subject to the Bank’s receipt of the Release in accordance with Section 3(c), the Bank shall pay to the Executive an additional lump sum cash amount equal to the sum of (A) Executive’s Base Salary plus (B) Executive’s Bonus (collectively, “Severance Payment”). This amount shall be paid in accordance with the timing set forth in Section 3(c) below.
(b)Other Severance Pay. The Executive shall not be entitled to receive payment under any severance plan, policy or arrangement maintained by the Bank (other than this Agreement). If the Executive is entitled to any notice or payment in lieu of any notice of termination of employment required by Federal, state or local law, including but not limited to the Worker Adjustment and Retraining Notification Act, the amounts to which the Executive would otherwise be entitled under this Agreement shall be reduced by the amount of any such payment in lieu of notice. Except as provided herein, if the Executive is entitled to any severance or termination payments under any employment or other agreement (other than amounts payable under Section 3(a)(i)) with, or any plan or arrangement of, the Bank, the payments to which the Executive would otherwise be entitled under this Agreement shall be reduced by the amount of such payment actually made. Except as set forth above, the foregoing payments and benefits shall be in addition to and not in lieu of any payments or benefits to which the Executive and his dependents may otherwise be entitled to under the Bank’s compensation and Executive benefit plans. Nothing herein shall be deemed to restrict the right of the Bank to amend or terminate any such plan in a manner generally applicable to similarly situated active Executives of the Bank, in which event the Executive shall be entitled to participate on the same basis (including payment of applicable contributions) as similarly situated active Executives of the Bank.
(c)Release and Payment. Payment under Section 3(a)(ii) of this Agreement shall be conditioned upon the execution, non-revocation, and delivery of a Release Agreement in the form attached hereto as Exhibit A (the “Release”) by Executive within sixty (60) days of the date of Executive’s Termination of Employment. The payment due under Section 3(a)(ii) of this Agreement shall be made to the Executive on the sixtieth (60th) day following the Executive’s Termination of Employment, provided that the Bank has received a properly executed Release by the Executive during such sixty (60) day period and the revocation period during which Executive is entitled to revoke such Release has expired on or prior to the sixtieth (60th) day following the Executive’s Termination of Employment. If the Executive fails to properly execute and deliver the Release (or the proper revocation period has not expired during the allowed sixty

(60) day period following the Executive’s Termination of Employment), the Executive agrees that he shall not be entitled to receive the benefits described in Section 3(a)(ii) of this Agreement. Notwithstanding anything contained herein to the contrary, Executive has no obligation to execute the Release and a failure to execute (or revoke) the Release by Executive shall only result in a failure to receive the payment under Section 3(a)(ii) of this Agreement and shall not form the basis for a breach of this Agreement by the Executive. The Bank shall deliver the final form of the Release for Executive’s consideration within the three day period immediately following the Executive’s Termination of Employment in order to ensure that the Executive has adequate time to complete each of the Executive’s requirements set forth herein.
(d)Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to this Section 3, either alone or together with other payments and benefits which the Executive has the right to receive from Bank, would constitute a "parachute payment" under Section 280G of the IRC, the payments and benefits payable by Bank pursuant this Section 3 shall be reduced, in the manner determined by the Board, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by Bank under Section 3 being non-deductible to Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 3 shall be based upon the opinion of independent counsel selected by Bank and paid by Bank. Such counsel shall be reasonably acceptable to Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the date of termination; and may use such actuaries or other consultants as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 3, or a reduction in the payments and benefits specified in Section 3 below zero.
Section 4.Certain Covenants by the Executive
(a)Protection of Confidential Information. The Executive acknowledges that in the course of his employment with the Bank, the Executive has obtained confidential, proprietary and/or trade secret information of the Bank, relating to, among other things, (i) programs, strategies, information or materials related to the business, services, manner of operation and activities of the Bank, (ii) customers, suppliers, dealers, distributors, clients or prospects of the Bank, (iii) computer hardware or software used in the course of the Bank business, (iv) marketing strategies or other activities of the Bank from or on behalf of any of its clients, (v) business plans, business strategies, and Executive names and information, (vi) trade secrets, patent applications, and other intellectual property of the Bank, and (vii) customer proprietary network information and personal information of directors, officers, Executives, customers, agents, suppliers or contractors (hereinafter collectively referred to as “Confidential Information”); provided, however, that, for purposes of this Agreement, the term Confidential Information shall not include any information that (i) was publicly known at the time of disclosure to Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Bank or any of its Affiliates by any person or entity; or (iii) is lawfully disclosed to Executive by a third party. The Executive recognizes that such Confidential Information has been developed by the Bank at great expense; is a valuable, special and unique asset of the Bank which it uses in its business to obtain competitive advantage over its competitors; is and shall be proprietary to the Bank; is and shall remain the exclusive property of the Bank; is not to be transmitted to any other person, entity or thing; and, is not to be used by Executive except in the course of carrying our Executive’s duties and responsibilities of employment with the Bank or its Affiliates. Accordingly, as a material inducement to the Bank to enter into this Agreement with the Executive and in partial consideration for the compensation payable hereunder to the Executive, the Executive hereby:
(i) warrants and represents that he has not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out the Executive’s duties and responsibilities of employment with the Bank or its Affiliates;
(ii) agrees to not disclose, copy, disseminate, share or transmit any Confidential Information in the future using the same degree of care Executive uses for his own confidential information of similar importance, but in no event less than a reasonable standard of care;
(iii) agrees not to make use of any Confidential Information for his own purposes or for the benefit of any person, firm, corporation or other entity, except that, in the course of carrying out the Executive’s duties and responsibilities of employment, the Executive may use Confidential Information for the benefit of any Affiliate of the Bank;
(iv) warrants and represents that all Confidential Information in his possession, custody or control that is or was a property of the Bank has been or shall be returned to the Bank by or on the date of the Executive’s termination; and
(v) agrees that he will not reveal, or cause to be revealed, this Agreement or its terms to any third party (other than the Executive’s attorney, tax advisor, or spouse), except as required by law.
The Executive’s covenants in this Section 4(a) of this Agreement are in addition to, and do not supersede, the Executive’s obligations under any confidentiality, invention or trade secret agreements executed by the Executive, or any laws protecting the Bank’s Confidential Information and, unless a longer period of time is required under applicable law, Executive’s obligations under this Section 4(a) shall terminate two (2) years after a Change in Control.
(b)Non-Solicitation. For a period commencing on the Termination Event and terminating on the first (1st) anniversary thereof, Executive shall not, either on Executive’s own account or jointly with or as a manager, agent, Executive, consultant, general partner, joint venture, majority owner or controlling shareholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit for employment any person who is an Executive or officer of the Bank or its Affiliates and successors at the time of solicitation; provided, however, that a general advertisement to which an Executive or officer of the Bank, its Affiliates of their successors responds shall in no event be deemed to result in a breach of this Section 4(b).

(c)Breach of Covenants. The Executive acknowledges that the restrictions contained in Sections 4(a) and 4(b) of this Agreement correctly set forth the understanding of the parties at the time this Agreement is entered into, are reasonable and necessary to protect the legitimate interests of the Bank. The Executive also acknowledges that any breach of Sections 4(a) and 4(b) of this Agreement will cause substantial injury to the Bank for which money damages will not be an adequate remedy. In the event of any such breach, the Bank shall be entitled, in addition to any other remedy, to seek a preliminary or permanent injunctive relief without the requirement to post a bond. If any court having jurisdiction shall find that any part of the restrictions set forth in this Agreement are unreasonable in any respect, it is the intent of the parties that the restrictions set forth herein shall not be terminated, but that this Agreement shall remain in full force and effect to the extent (as to time periods and other relevant factors) that the court shall find reasonable.
Section 5.Miscellaneous
(a)Tax Withholding. All payments required to be made to the Executive under this Agreement shall be subject to withholding of amounts relating to income tax, excise tax, employment tax and other payroll taxes to the extent required to be withheld pursuant to applicable law or regulation.
(b)No Mitigation; Offset. The Executive shall be under no obligation to minimize or mitigate damages by seeking other employment, and the obtaining of any such other employment shall in no event effect any reduction of obligations hereunder for the payments or benefits required to be provided to the Executive. The obligations of the Bank hereunder shall not be affected by any set-off or counterclaim rights which any party may have against the Executive; provided, however, that the Bank may offset any amounts owed to the Bank by the Executive against any amounts owed to the Executive by the Bank hereunder.
(c)Overpayment. If, due to mistake or any other reason, the Executive receives benefits under this Agreement in excess of what this Agreement provides, the Executive shall repay the overpayment to the Bank in a lump sum within thirty (30) days of notice of the amount of overpayment. If the Executive fails to so repay the overpayment, then without limiting any other remedies available to the Bank, the Bank may deduct the amount of the overpayment from any other benefits which become payable to the Executive under this Agreement or otherwise.
(d)Severability. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall be deemed to be excised from this Agreement, provided that the binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner. No waiver by a party of any provisions or conditions of this Agreement shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.
(e)Successors and Assigns. This Agreement and all rights hereunder are personal to the Executive and shall not be assignable by the Executive; provided, however, that any amounts that shall have become payable under this Agreement prior to the Executive’s death shall inure to the benefit of the Executive’s heirs or other legal representatives, as the case may be. This Agreement shall be binding upon and inure to the benefit of the Bank and any successor of the Bank. The Bank shall require any successor to all or substantially all of the business and/or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no succession had taken place. Upon such assumption by the successor, the Bank automatically shall be released from all liability hereunder (and all references to the Bank herein shall be deemed to refer to such successor). In the event a successor does not assume this Agreement, the benefits payable or to be provided pursuant to Section 3 of this Agreement will be paid or provided immediately prior to the Change in Control.
(f)Entire Agreement. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement between the parties respecting the subject matter hereof and supersedes any prior and contemporaneous agreements respecting severance benefits upon a Change in Control. No amendment to this Agreement shall be deemed valid unless in writing and signed by the parties. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.
(g)Notices. Any notice required or permitted to be given by this Agreement shall be effective only if in writing, delivered personally or by courier or by facsimile transmission or sent by express, registered or certified mail, postage prepaid, to the parties at the addresses hereinafter set forth, or at such other places that either party may designate by notice to the other. Notice to the Executive shall be addressed to the last known address in the Bank’s records.
Notice to the Bank shall be addressed to:

Central Valley Community Bancorp 7100 North Financial Drive Fresno, California 93720 Attn: President and Chief Executive Officer
(h)Governing Law. Notwithstanding any conflicts of law or choice of law provision to the contrary, this Agreement shall be construed and interpreted according to the laws of the State of California.
(i)No Right to Continued Employment. Nothing in this Agreement shall confer on the Executive any right to continue in the employ of the Bank or interfere in any way (other than by virtue of requiring payments or benefits as expressly provided herein) with the right of the Bank to terminate the Executive’s employment at any time.
(j)Unfunded Obligation. Any payments hereunder shall be made out of the general assets of the Bank. The Executive shall have the status of general unsecured creditor of the Bank,

and the Agreement constitutes a mere promise by the Bank to make payments under this Agreement in the future as and to the extent provided herein.
(k)Arbitration. All claims, demands, causes of action, disputes, controversies or other matters in question (“Claims”), arising solely out of this Agreement, whether arising in contract, tort or otherwise and whether provided by statute, equity or common law, that the Bank may have against the Executive or that the Executive may have against the Bank or its parents, Subsidiaries or Affiliates, or against each of the foregoing entities’ respective officers, directors, Executives or agents in their capacity as such or otherwise, shall be submitted to binding arbitration, if such Claim is not resolved by the mutual written agreement of the Executive and the Bank, or otherwise, within thirty (30) days after notice of the dispute is first given. Any arbitration shall be conducted in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as are applicable to the claims asserted. If a party refuses to honor its obligations under this Section 5(k), the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of California (excluding choice-of-law principles that might call for the application of some other jurisdiction’s law) or federal law, or both as applicable to the claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or enforceability or formation of this Agreement (including this Section 5(k)), including any claim that all or part of the Agreement is void or voidable and any claim that an issue is not subject to arbitration. The results of arbitration will be binding and conclusive on the parties hereto. Any arbitrator’s award or finding or any judgment or verdict thereon will be final and unappealable. All parties agree that venue for arbitration will be in the major metropolitan area in which Executive’s office with the Bank was located immediately prior to the Executive’s Termination of Employment, or, if Executive has not incurred a Termination of Employment, the major metropolitan area in which Executive’s office with the Bank was located at the time the Claim arose (the “Arbitration Venue”), and that any arbitration commenced in any other venue will be transferred to the Arbitration Venue upon the written request of any party to this Agreement. In the event that an arbitration is actually conducted pursuant to this Section 5(k), the party in whose favor the arbitrator renders the award shall be entitled to have and recover from the other party all costs and expenses incurred, including reasonable attorneys’ fees, reasonable costs and other reasonable expenses pertaining to the arbitration and the enforcement thereof and such attorneys’ fees, costs and other expenses shall become a part of any award, judgment or verdict. Any and all of the arbitrator’s orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by any federal or state court having jurisdiction. All privileges under state and federal law, including attorney-client, work product and party communication privileges, shall be preserved and protected. The decision of the arbitrator will be binding on all parties. Arbitrations will be conducted in such a manner that the final decision of the arbitrator will be made and provided to the Executive and the Bank no later than one hundred twenty (120) days after a matter is submitted to arbitration. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrators, shall be kept confidential by all parties. EXECUTIVE ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, EXECUTIVE IS WAIVING ANY RIGHT THAT EXECUTIVE

MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY SERVICE RELATED CLAIM ALLEGED BY EXECUTIVE.
(l)Section 409A of the Code. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a “specified Executive” upon his Termination from Employment under such procedures as established by the Bank in accordance with the Nonqualified Deferred Compensation Rules, any portion of a cash or benefit distribution made upon such a Termination from Employment that would cause the acceleration of, or an addition to, any taxes pursuant to the Nonqualified Deferred Compensation Rules may not commence earlier than six (6) months after the date of such Termination from Employment; any payments or benefits that would be exempt from the Nonqualified Deferred Compensation Rules shall be paid in accordance with the original schedules noted in other sections of this Agreement. Therefore, in the event this Section 5(l) is applicable to the Executive, any distribution which would cause the acceleration of, or an addition to, any taxes pursuant to the Nonqualified Deferred Compensation Rules that would otherwise have been paid to the Executive within the first six (6) months following the Termination from Employment shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh (7th) month following the Termination from Employment. All subsequent distributions, if any, shall be paid in the manner otherwise specified herein.
(m)Regulatory Compliance. This Agreement is drawn to be effective in the State of California and shall be construed in accordance with California laws, except to the extent superseded by federal law. The parties specifically acknowledge that while the restrictions contained in Section 131 of the Federal Deposit Insurance Corporation Improvement Act of 1991, relating to the payment of bonuses and increases for senior executive officers of institutions which are deemed "undercapitalized", do not currently apply to Bank, such provisions may affect the terms of this Agreement if during its term Bank should be deemed undercapitalized by any state or federal regulatory authority (including, without limitation, the Federal Deposit Insurance Company and the Federal Reserve Board). Without limiting the generality of the foregoing, under no circumstances shall Bank be required to make any payments to Executive or take any other actions under this Agreement if such payments or actions would result in any violation of applicable law, rule, regulation or regulatory directive.
(n)Clawback. Notwithstanding any provisions of this Agreement to the contrary, if any Payment Restrictions (as hereinafter defined) require the recapture or "clawback" of any payments made to Executive under this Agreement, Executive shall repay to Bank the aggregate amount of any such payments, with such repayment to occur no later than thirty (30) days following Executive's receipt of a written notice from Bank indicating that payments received by Executive under this Agreement are subject to recapture or clawback pursuant to the Payment Restrictions. "Payment Restrictions" means any applicable state or federal statute, law, regulation, or regulatory interpretation or other guidance, or contractual arrangement with or required by a governmental authority that would require Bank to seek or demand repayment or return of any payments made to Executive for any reason, including, without limitation, FIL-66-02010 and any related or successor regulatory guidance, any regulatory or enforcement interpretations or guidance provided by the Securities Exchange Commission or other regulatory body under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Bank or its successors later obtaining information indicating that Executive has committed, is substantially responsible for, or has violated, the respective acts or omission, conditions, or offenses outlined under 12 C.F.R. 359.4(a) (4).
(o)Captions and Headings. Captions and paragraph headings are for convenience only, are not a part of this Agreement and shall not be used to construe any provision of this Agreement.
(p)Counterparts and Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.
(q)Attorneys’ Fees. The prevailing party in any dispute, claim or litigation relating to an alleged breach of this Agreement shall be entitled to reimbursement of all of its costs and expenses, including reasonable attorneys’ fees, incurred in connection with such dispute, claim or litigation, including any appeal therefrom. For purposes of this Section 5(o), the determination of which party is to be considered the prevailing party shall be decided by the court of competent jurisdiction or independent party (i.e., mediator or arbitrator) that resolves such dispute, claim or litigation.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CENTRAL VALLEY COMMUNITY BANK

By: _____________________________________ Name: _____________________________________ Its: _____________________________________
EXECUTIVE
___________________________________________ Name: _____________________________________

    S-1

EXHIBIT A
Agreement and Release
This Agreement and Release (“Release”) is entered into between the undersigned Executive (“Executive”), and Central Valley Community Bank, a California banking corporation (the “Bank”), in connection with the Change in Control Agreement between Executive and the Bank dated __April 30, 2021_ (the “Change in Control Agreement”). Executive shall have sixty (60) days to consider, execute and deliver this Release to the Bank; such sixty (60) day period shall also include the lapse of the revocation period noted within this Release or any other statutory revocation period for the Release provided to Executive by law. By executing this Release, Executive agrees that sixty (60) days is a reasonable amount of time to carry out and allow for each of the above-described actions. While Executive may execute and deliver this Release to the Bank at any time during such sixty (60) day period, Executive acknowledges that payment shall be received or commenced, as applicable and if any, at the time set forth in Section 2 of this Release.
Section 1:    Definitions
(a)    “Released Parties” means the Bank and its past, present and future parents, subsidiaries, divisions, successors, predecessors, Executive benefit plans and affiliated or related companies, and also each of the foregoing entities’ past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, members, committees, administrators, sponsors, executors, trustees, fiduciaries, Executives, agents, assigns, representatives and attorneys, in their personal and representative capacities. Each of the Released Parties is an intended beneficiary of this Release.
(b)    “Claims” means all theories of recovery of whatever nature, whether known or unknown, recognized by the law or equity of any jurisdiction. It includes, but is not limited to, any and all actions, causes of action, lawsuits, claims, complaints, petitions, charges, demands, liabilities, indebtedness, losses, damages, rights and judgments in which Executive has had or may have an interest. It also includes but is not limited to any claim for wages, benefits or other compensation; provided, however that nothing in this Release will affect Executive’s entitlement to benefits pursuant to the terms of any Executive benefit plan (as defined in the Executive Retirement Income Security Act of 1974, as amended) sponsored by the Bank in which Executive is a participant or any Plan. The term Claims also includes but is not limited to claims asserted by Executive or on Executive’s behalf by some other person, entity or government agency.
(c)    Other capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Change of Control Agreement.
Section 2:    Consideration and Conditions to Payment
The Bank agrees to pay Executive the consideration set forth in Section 3(a)(ii) of the Change in Control Agreement. The Bank will make this payment to Executive, or commence making payments to Executive, as applicable, on the sixtieth (60th) day following Executive’s Termination of Employment, provided that Executive has satisfied all requisite conditions to receive such payment as noted within this Release and the Change in Control Agreement. Executive acknowledges that the payment that the Bank will make to Executive under this Release is in addition to anything else of value to which Executive is entitled and that the Bank is not otherwise obligated to make this payment to Executive.
Section 3:    Release of Claims
(a)    In consideration of the payments to be made under Section 3(a)(ii) of the Change in Control Agreement, Executive, on behalf of himself and Executive’s heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns, unconditionally release and forever discharge the Released Parties from, and waive, any and all Claims that Executive has or may have against any of the Released Parties arising from Executive’s employment with the Bank, the termination thereof, and any other acts or omissions occurring on or before the date Executive signs this Release.
(b)    The release set forth in Paragraph 3(a) includes, but is not limited to, any and all Claims under (i) the common law (tort, contract or other) of any jurisdiction; (ii) the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any other federal, state and local statutes, ordinances, Executive orders and regulations prohibiting discrimination or retaliation upon the basis of age, race, sex, national original, religion, disability, or other unlawful factor; (iii) the National Labor Relations Act; (iv) the Executive Retirement Income Security Act; (v) the Family and Medical Leave Act; (vi) the Fair Labor Standards Act; (vii) the Equal Pay Act; (viii) the Worker Adjustment and Retraining Notification Act; and (ix) any other federal, state or local law.
(c)    In furtherance of this Release, Executive promises not to bring any Claims against any of the Released Parties in or before any court or arbitral authority.
Section 4:    Acknowledgment
Executive acknowledge that, by entering into this Release, the Bank does not admit to any wrongdoing in connection with Executive’s employment or termination, and that this Release is intended as a compromise of any Claims Executive has or may have against the Released Parties. Executive further acknowledges that Executive has carefully read this Release and understands its final and binding effect, has had a reasonable amount of time to consider it, has been advised to seek, and has had the opportunity to seek, the advice of legal counsel of Executive’s choosing, and is entering this Release voluntarily. In addition, Executive hereby certifies his understanding that Executive may revoke the Release by providing written notice thereof to the Bank within seven (7) days following execution of the Release and that, upon such revocation, this Release will not have any further legal effect.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

EXECUTIVE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
A.THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
B.THE UNDERSIGNED HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT. IF THE UNDERSIGNED SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, THE UNDERSIGNED WAIVES THE REMAINDER OF THAT PERIOD. UNDERSIGNED WAIVES THE RESTARTING OF THE TWENTY-ONE (21) DAY PERIOD IN THE EVENT OF ANY MODIFICATION OF THIS RELEASE, WHETHER OR NOT MATERIAL; AND
C.THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
Section 5:    Applicable Law
This Release shall be construed and interpreted pursuant to the laws of the State of California without regard to its choice of law rules and shall be subject to the arbitration clause set forth in Section 5(k) of the Change in Control Agreement.
Section 6:    Severability
Each part, term, or provision of this Release is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term, or provision is invalid, void, or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby. If any part, term, or provision is so found invalid, void or unenforceable, the applicability of any such part, term, or provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Section 7:    Counterparts and Electronic Transmission
    This Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Release and of signature pages by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Release and may be used in lieu of the original Release for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

CENTRAL VALLEY COMMUNITY BANK	EXECUTIVE

By: ______________________________ Name: ______________________________ Title: ______________________________ Date: ______________________________	By: ______________________________ Name: ______________________________ Title: ______________________________ Date: ______________________________